Shareholder meeting results (Unaudited)
November 19, 2009 meeting

At the meeting, each of the nominees for Trustees was elected, with all funds of the Trust voting together as a single class*, as follows:

      				Votes for 	Votes withheld
Ravi Akhoury 			2,566,689,700 	3,929,918
Jameson A. Baxter		2,566,704,258 	3,915,360
Charles B. Curtis 		2,566,702,967 	3,916,651
Robert J. Darretta 		2,566,745,632 	3,873,986
Myra R. Drucker 		2,566,694,748	3,924,870
John A. Hill 			2,566,712,158 	3,907,460
Paul L. Joskow 			2,566,754,802 	3,864,816
Elizabeth T. Kennan** 		2,566,690,713 	3,928,905
Kenneth R. Leibler 		2,566,733,552 	3,886,066
Robert E. Patterson 		2,566,763,419	3,856,199
George Putnam, III 		2,566,693,850 	3,925,768
Robert L. Reynolds 		2,566,757,540 	3,862,078
W. Thomas Stephens 		2,566,760,127 	3,859,491
Richard B. Worley 		2,566,734,621 	3,884,997

* Reflects votes with respect to the election of Trustees by funds of the Trust through January 15, 2010.
** Dr. Kennan retired from the Board of Trustees of the Putnam funds effective June 30, 2010.

A proposal to approve a new management contract between the fund and Putnam Management with both Fund
Family breakpoints and performance fees was approved as follows:

Votes		Votes				Broker
for		against 	Abstentions	non-votes
1,316,806 	13,590 		9,867 		176,711


A proposal to approve a new management contract between the fund and Putnam Management with Fund Family breakpoints only was approved as follows:

Votes		Votes				Broker
for		against 	Abstentions	non-votes
1,315,702 	14,144 		10,417 		176,711


A proposal to approve a new management contract between the fund and Putnam Management with performance fees only was approved as follows:

Votes		Votes				Broker
for		against 	Abstentions	non-votes
1,312,879 	16,107 		11,277 		176,711


A proposal to amend the fundamental investment restrictions with respect to investments in commodities was approved as follows:

Votes		Votes				Broker
for		against 	Abstentions	non-votes
1,313,461 	14,842 		11,960 		176,711
All tabulations are rounded to the nearest whole number.